Exhibit 10.82

PROMISSORY NOTE

$ 1,246,816.00	January 31, 2007

FOR VALUE RECEIVED, the undersigned, FULL HOUSE RESORTS, INC., a Delaware corporation, hereby promises to pay to the order of THE JAMES R. PETERS FAMILY TRUST DATED OCTOBER 18, 2002, (“Trust”), or assigns, in lawful money of the United States of America, the principal sum of One Million, Two Hundred Forty-Six Thousand Eight Hundred and Sixteen Dollars ($ 1,246,816.00) together with interest on the outstanding principal balance hereof (computed on the basis of a 365-day year) at the rate of Seven and Forty-Four Hundredths percent (7.44%), in sixty (60) equal monthly installments commencing on the date thirty days after the date hereof and continuing monthly thereafter in accordance with the amortization schedule attached hereto as Schedule A.

This note may be prepaid in whole or in part, without premium, penalty or discount, at any time, or from time to time, at the option of the undersigned, together with accrued interest on the amount prepaid.

This note may be assigned, in whole or in part, at any time, or from time to time, at the option of the Trust. The undersigned shall have no obligation to make payment to any one other than the Trust unless and until actual written notice is received by the undersigned stating the name, address and proportionate interest of the assignee(s).

This note shall be payable at:

1616 Shoffner Lane

Fallon, Nevada 89406

Or such other address as the Trust may advise in writing.

This note shall be secured by a deed of trust in and upon the premises known as 1560 West Williams Street, 1600-1608 West Williams Street and 1650 West Williams Street, all of Fallon, Nevada, which deed of trust shall be junior to the First Deed of Trust of Nevada State Bank and/or any equivalent first lien related to the purchase price under the Agreement and may be senior to any other lien on the property.

No waiver by the Trust of any rights or remedies under this note shall be considered a waiver of any other subsequent right or remedy. No delay or omission in the exercise by the Trust of any rights or remedies and no exercise or enforcement of any such rights or remedies shall be held to exhaust any other right or remedy.

The occurrence of any of the following events shall constitute an. Event of Default under this note:

(a) the undersigned shall fail to make any payment due hereunder for more than five (5) business days after (i) the due date thereof and (ii) written notice to Full House Resorts, Inc.;

(b) the undersigned shall commence any case or proceeding seeking to have an order for relief entered on its behalf as debtor or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or the undersigned shall apply for a receiver, custodian or trustee (other than any trustee appointed as a mortgagee or secured party in connection with the issuance of indebtedness for borrowed money of the undersigned) of it or for all or a substantial part of its property; or the undersigned shall make a general assignment for the benefit of creditors; or the undersigned shall take any corporate action in furtherance of any of the foregoing; or

(e) an involuntary case or other proceeding shall be commenced against the undersigned with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of it or any substantial part of its property; and such case or proceeding (i) results in the entry of an order for relief or a similar order against it or (ii) shall continue unstayed and in effect for a period of 60 consecutive days.

Upon the occurrence of an Event of Default, the unpaid principal balance of this note and accrued interest on this note shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the undersigned.

The substantive laws of the State of Nevada shall govern the validity, construction, enforcement and interpretation of this note.

FULL HOUSE RESORTS, INC.

By:	/S/ Barth F. Aaron
Printed Name:	Barth F. Aaron
Title:	Secretary

Schedule A

Amortization Schedule

01/30/2007 Page 1

Stockman’s Casino

Compound Period:	Monthly

Nominal Annual Rate:	7.440%
Effective Annual Rate:	7.699%
Periodic Rate:	0.6200
Daily Rate:	0.02038%

CASH FLOW DATA

Date		Event Start	Amount	Number	Period End Date
1	Loan	02/0112007	1,246,816.00	1
2	Payment	03/01/2007	24,948.10	60 Monthly	02/01/2012

AMORTIZATION SCHEDULE - Normal Amortization

Date		Payment	Interest	Principal	Balance
Loan 02/01/2007					1,246,816.00
1	03/01/2007	24,948.10	7,730.26	17,217.84	1,229,598.16
2	04/01/2007	24,948.10	7,623.51	17,324.59	1,212,273.57
3	05/01/2007	24,948.10	7,516.10	17,432.00	1,194,841.57
4	06/01/2007	24,948.10	7,408.02	17,540.08	1,177,301.49
5	07/01/2007	24,948.10	7,299.27	17,648.83	1,159,652.66
6	08/01/2007	24,948.10	7,189.85	17,758.25	1,141,894.41
7	09/01/2007	24,948.10	7,079.75	17,868.35	1,124,026.06
8	10/0112007	24,948.10	6,968.96	17,979.14	1,106,046.92
9	11/01/2007	24,948.10	6,857.49	18,090.61	1,087,956.31
10	12/01/2007	24,948.10	6,745.33	18,202.77	1,069,753.54
2007 Totals		249,481.00	72,418.54	177,062.46

11	01/0112008	24,948.10	6,632.47	18,315.63	1,051,437.91
12	02/01/2008	24,948.10	6,518.92	18,429.18	1,033,008.73
13	03/01/2008	24,948.10	6,404.65	18,543.45	1,014,465.28
14	04/0112008	24,948.10	6,289.68	18,658.42	995,806.86
15	05/01/2008	24,948.10	6,174.00	18,774.10	977,032.76
16	06/01/2008	24,948.10	6,057.60	18,890.50	958,142.26
17	07/01/2008	24,948.10	5,940.48	19,007.62	939,134.64
18	08/01/2008	24,948.10	5,822.63	19,125.47	920,009.17
19	09/01/2008	24,948.10	5,704.06	19,244.04	900,765.13
20	10/01/2008	24,948.10	5,584.74	19,363.36	881,401.77
21	11/01/2008	24,948.10	5,464.69	19,483.41	861,918.36
22	12101/2008	24,948.10	5,343.89	19,604.21	842,314.15
2008 Totals		299,377.20	71,937.81	227,439.39

23	01/01/2009	24,948.10	5,222.35	19,725.75	822,588.40
24	02/01/2009	24,948.10	5,100.05	19,848.05	802,740.35
25	03/01/2009	24,948.10	4,976.99	19,971.11	782,769.24
26	04/01/2009	24,948.10	4,853.17	20,094.93	762,674.31
27	05/01/2009	24,948.10	4,728.58	20,219.52	742,454.79
28	06101/2009	24,948.10	4,603.22	20,344.88	722,109.91
29	07/01/2009	24,948.10	4,477.08	20,471.02	701,638.89

01/30/2007 Page 2

Stockman’s Casino

Date		Payment	Interest	Principal	Balance
30	08/01/2009	24,948.10	4,350.16	20,597.94	681,040.95
31	09/0112009	24,948.10	4,222.45	20,725.65	660,315.30
32	10/01/2009	24,948.10	4,093.95	20,854.15	639,461.15
33	11/01/2009	24,948.10	3,964.66	20,983.44	618,477.71
34	12/01/2009	24,948.10	3,834.56	21,113.54	597,364.17
2009 Totals		299,377.20	54,427.22	244,949.98

35	01/01/2010	24,948.10	3,703.66	21,244.44	576,119.73
36	02/01/2010	24,948.10	3,571.94	21,376.16	554,743.57
37	03/01/2010	24,948.10	3,439.41	21,508.69	533,234.88
38	04/01/2010	24,948.10	3,306.06	21,642.04	511,592.84
39	05/01/2010	24,948.10	3,171.88	21,776.22	489,816.62
40	06/01/2010	24,948.10	3,036.86	21,911.24	467,905.38
41	07/01/2010	24,948.10	2,901.01	22,047.09	445,858.29
42	08/01/2010	24,948.10	2,764.32	22,183.78	423,674.51
43	09/01/2010	24,948.10	2,626.78	22,321.32	401,353.19
44	10/01/2010	24,948.10	2,488.39	22,459.71	378,893.48
45	11/01/2010	24,948.10	2,349.14	22,598.96	356,294.52
46	12/01/2010	24,948.10	2,209.03	22,739.07	333,555.45
2010 Totals		299,377.20	35,568.48	263,808.72

47	01/01/2011	24,948.10	2,068.04	22,880.06	310,675.39
48	02/01/2011	24,948.10	1,926.19	23,021.91	287,653.48
49	03/01/2011	24,948.10	1,783.45	23,164.65	264,488.83
50	04/01/2011	24,948.10	1,639.83	23,308.27	241,180.56
51	05/01/2011	24,948.10	1,495.32	23,452.78	217,727.78
52	06/01/2011	24,948.10	1,349.91	23,598.19	194,129.59
53	07/01/2011	24,948.10	1,203.60	23,744.50	170,385.09
54	08101/2011	24,948.10	1,056.39	23,891.71	146,493.38
55	09/01/2011	24,948.10	908.26	24,039.84	122,453.54
56	10/01/2011	24,948.10	759.21	24,188.89	98,264.65
57	11/01/2011	24,948.10	609.24	24,338.86	73,925.79
58	12/01/2011	24,948.10	458.34	24,489.76	49,436.03
2011 Totals		299,377.20	15,257.78	284,119.42

59	01/01/2012	24,948.10	306.50	24,641.60	24,794.43
60	02/01/2012	24,948.10	153.67	24,794.43	0.00
2012 Totals		49,896.20	460.17	49,436.03

Grand Totals		1,496,886.00	250,070.00	1,246,816.00

Last interest amount decreased by 0.06 due to rounding.